Exhibit 99.1

Coleman Cable, Inc. Announces Third Quarter 2010 Financial Results

WAUKEGAN, Ill., November 4, 2010 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced third quarter 2010 financial results.

•	Sales increased to $187.6 million, up 40.2 percent compared to the third quarter of last year;

•	Sales volume (measured in total pounds shipped) growth of 18.5 percent over last year;

•	Adjusted EPS of $0.21 per diluted share, a 90.9 percent increase versus $0.11 last year;

•	Adjusted EBITDA of $16.6 million, up 16.9 percent compared to last year

Third Quarter 2010 Results

Coleman Cable, Inc. reported net sales of $187.6 million for the third quarter of 2010, compared to $133.8 million for the same quarter last year, an increase of 40.2 percent. Sales volume (total pounds shipped) increased 18.5 percent for the third quarter of 2010 compared to the third quarter of 2009. Third quarter 2010 Adjusted EPS and Adjusted EBITDA were $0.21 per diluted share and $16.6 million, respectively, compared to $0.11 per diluted share and $14.2 million, respectively, for the same quarter in 2009.

President and CEO Gary Yetman stated, “We are pleased to report another strong quarter of performance and year-over-year growth in earnings. Our sales for the third quarter of 2010 increased significantly compared to the third quarter of 2009 driven by volume growth in both our Distribution and OEM segments, coupled with significantly higher copper prices. This sales growth served as the primary basis for strong increases in both Adjusted EBITDA and Adjusted EPS on a year-over-year basis, and more than offset the negative impact of pricing pressures on our margins caused by continued excess capacity in the wire and cable industry.”

Mr. Yetman concluded, “Looking ahead, industry capacity, volatile copper prices, and related pricing issues will continue to be challenges, and may be more prevalent in the fourth quarter where, relative to other quarters, industry-wide demand levels have historically been lower. In addition, we have noted a level of demand inconsistency, as well as a modest volume contraction, within certain areas of our business. As such, we remain cautious and have reflected this in our fourth quarter 2010 guidance. For the fourth quarter of 2010, the Company estimates sales between $160 million and $180 million, Adjusted EBITDA between $12.5 million and $16.5 million, and Adjusted EPS between $0.04 and $0.18 per diluted share.”

On a GAAP basis, the Company recorded earnings of $0.18 per diluted share for the third quarter of 2010, compared to $0.05 per diluted share for the same quarter last year. The results for the third quarter of 2009 included a $0.4 million gain ($0.3 million after tax, or $0.02 per diluted share) associated with debt repurchases made during that quarter. Additionally, the third quarter results for both the 2010 and 2009 periods included restructuring charges, asset impairment charges, share-based compensation

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expense, and foreign currency transaction gains, all of which are excluded from our Adjusted EBITDA and Adjusted EPS results. Please see the attached schedules for a full reconciliation of GAAP results to adjusted results.

Non-GAAP Results

In an effort to better assist investors in understanding Coleman’s financial results, as part of this release, the Company provides Adjusted EPS and Adjusted EBITDA, both of which are measures not defined under accounting principles generally accepted in the United States (GAAP). Management believes these numbers are useful to investors in understanding the results of operations because they illustrate the impact that interest, taxes, depreciation, amortization, and other specifically identified items and/or non-cash charges had on results. These terms are used in this release as they are calculated in the financial information set forth below.

Webcast

Coleman Cable has scheduled its conference call for Friday, November 5, 2010, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, President and CEO, and Richard Burger, Executive Vice President and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	further adverse changes in general economic and capital market conditions;

•	changes in the demand for Coleman Cable’s products by key customers;

•	additional impairment charges related to our goodwill and long-lived assets;

•	changes in the cost of labor or raw materials, including PVC and fuel;

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•	failure of customers to make expected purchases, including customers of acquired companies;

•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in our manufacturing consolidations and integration activities;

•	unforeseen developments or expenses with respect to our acquisition, integration and consolidation efforts;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	impact of foreign currency fluctuations and changes in interest rates; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

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COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands, except per share date)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
NET SALES	$187,597	$133,795	$517,588	$364,049
COST OF GOODS SOLD	162,923	113,475	444,079	310,171

GROSS PROFIT	24,674	20,320	73,509	53,878
SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES	11,465	9,916	34,524	30,408
INTANGIBLE ASSET AMORTIZATION	1,606	2,071	5,228	6,773
ASSET IMPAIRMENTS	202	300	202	69,798
RESTRUCTURING CHARGES	235	1,692	1,560	4,049

OPERATING INCOME (LOSS)	11,166	6,341	31,995	(57,150)
INTEREST EXPENSE	6,969	6,242	20,471	19,014
GAIN ON REPURCHASE OF SENIOR NOTES	—	(385)	—	(3,285)
LOSS ON EXTINGUISHMENT OF DEBT	—	—	8,566	—
OTHER INCOME, NET	(170)	(674)	(56)	(1,068)

INCOME (LOSS) BEFORE INCOME TAXES	4,367	1,158	3,014	(71,811)
INCOME TAX EXPENSE (BENEFIT)	1,259	374	621	(8,125)

NET INCOME (LOSS)	$3,108	$784	$2,393	$(63,686)

EARNINGS (LOSS) PER COMMON SHARE DATA
NET INCOME (LOSS) PER SHARE
Basic	$0.18	$0.05	$0.14	$(3.79)
Diluted	0.18	0.05	0.14	(3.79)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	16,939	16,809	16,925	16,809
Diluted	17,012	17,180	16,981	16,809

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COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(unaudited)

	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,478	$7,599
Accounts receivable, net of allowances of $2,618 and $2,565, respectively	112,857	86,393
Inventories	93,169	66,222
Deferred income taxes	3,225	3,129
Assets held for sale	2,476	3,624
Prepaid expenses and other current assets	7,908	5,959

Total current assets	228,113	172,926

PROPERTY, PLANT AND EQUIPMENT, NET	46,397	50,666
GOODWILL	29,093	29,064
INTANGIBLE ASSETS	25,359	30,584
DEFERRED INCOME TAXES	—	434
OTHER ASSETS	9,532	6,433

TOTAL ASSETS	$338,494	$290,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$9	$14
Accounts payable	27,267	17,693
Accrued liabilities	23,907	23,980

Total current liabilities	51,183	41,687

LONG-TERM DEBT	271,708	236,839
OTHER LONG-TERM LIABILITIES	3,799	3,823
DEFERRED INCOME TAXES	2,695	2,498
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 authorized; 17,344 and 16,809 issued and outstanding on September 30, 2010 and December 31, 2009	17	17
Additional paid-in capital	89,926	88,475
Accumulated deficit	(80,594)	(82,987)
Accumulated other comprehensive loss	(240)	(245)

Total shareholders’ equity	9,109	5,260

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$338,494	$290,107

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COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

Diluted earnings (loss) per share, as determined in accordance with GAAP, to Adjusted EPS	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Diluted earnings (loss) per share	$0.18	$0.05	$0.14	$(3.79)
Asset impairments	0.01	0.01	0.01	3.65
Restructuring charges	0.01	0.07	0.06	0.16
Loss (gain) on extinguishment (repurchase) of debt	—	(0.02)	0.31	(0.13)
Share-based compensation expense	0.02	0.03	0.06	0.08
Foreign currency transaction gain	(0.01)	(0.03)	—	(0.04)

Adjusted EPS	$0.21	$0.11	$0.58	$(0.07)

Net income (loss), as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income (loss)	$3,108	$784	$2,393	$(63,686)
Interest expense	6,969	6,242	20,471	19,014
Income tax expense (benefit)	1,259	374	621	(8,125)
Depreciation and amortization expense (a)	4,377	5,157	13,562	16,569

EBITDA	$15,713	$12,557	$37,047	$(36,228)

Asset impairments	202	300	202	69,798
Restructuring charges	235	1,692	1,560	4,049
Loss (gain) on extinguishment (repurchase) of debt	—	(385)	8,566	(3,285)
Share-based compensation expense	631	684	1,715	1,895
Foreign currency transaction gain	(170)	(674)	(56)	(1,068)

ADJUSTED EBITDA	$16,611	$14,174	$49,034	$35,161

(a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

Third Quarter 2010 Adjusted EBITDA & Adjusted EPS

Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation.

Adjusted EPS is net income calculated on a diluted EPS basis excluding asset impairments, restructuring costs, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation.

Reconciliation of Fourth Quarter 2010 Earnings Target to GAAP

For the fourth quarter of 2010, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.04 to $0.18 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.01 to $0.15 per share.

*	Rounding differences may occur for various calculated amounts.

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